Exhibit 99.1

October 13, 2017

TransEnterix Announces US 510(k) FDA Clearance for Senhance Surgical Robotic System

RESEARCH TRIANGLE PARK, N.C.—(BUSINESS WIRE) — TransEnterix, Inc. (NYSE American: TRXC), a medical device company that is pioneering the use of robotics to improve minimally invasive surgery, today announced the Company has received FDA 510(k) clearance for the Senhance™ Surgical Robotic System.

“The clearance of the Senhance System in the US is a milestone in the progress of robotics and is expected to deliver improvement in the efficacy, value and choices offered to patients, surgeons and hospitals,” said Todd M. Pope, President and Chief Executive Officer of TransEnterix. “Millions of surgical procedures in the US are performed each year laparoscopically with basic manual tools that limit surgeons’ capability, comfort and control. New choices are needed that enhance the senses, control and comfort of the surgeon, minimize the invasiveness of surgery for the patient, and maximize value for the hospital. Senhance is this new choice.”

With this clearance, the Senhance becomes the first new market entrant into the field of abdominal surgical robotics since 2000. Using the system, a surgeon directs small surgical instruments and a camera with precise movements and comfort. The system builds on the foundation of laparoscopy and features the security of haptic feedback and eye-sensing camera control for the first time in a robotic surgery platform. Additionally, the Senhance utilizes an open architecture, which allows hospitals and surgeons to leverage existing technology investments within the operating room ecosystem. The system is specifically engineered to manage operative costs effectively, making robotic surgery cost-effective on a per-procedure basis through the use of fully reusable instruments.

“Surgeons are approaching the boundaries of minimally invasive care performed with handheld manual instruments and cameras, and are seeking new technologies that will allow us to advance beyond these boundaries,” said Dr. Steve Eubanks a general surgeon and Executive Director of Academic Surgery at Florida Hospital. “The future will be driven by the appropriate use of robotics and information tools in the operating room. The Senhance platform grants laparoscopic surgeons robotic precision, control of our vision, and haptic feedback while minimizing procedural costs, and is a welcome revolution in our field.”

TransEnterix will host a conference call on Tuesday, October 17, 2017 at 8:00 AM ET to discuss the FDA clearance of the Senhance. To listen to the conference call on your telephone, please dial (844) 804-5261 for domestic callers or (612) 979-9885 for international callers, reference conference code 1546349. To access the live audio webcast or archived recording, use the following link http://ir.transenterix.com/events.cfm. The replay will be available on the Company’s website.

About TransEnterix
TransEnterix is a medical device company that is pioneering the use of robotics to improve minimally invasive surgery by addressing the clinical and economic challenges associated with current laparoscopic and robotic options. The Company is focused on the commercialization of the Senhance™ Surgical Robotic System, a multi-port robotic system that brings the advantages of robotic surgery to patients while enabling surgeons with innovative technology such as haptic feedback and eye sensing camera control. The Company also developed the SurgiBot™ System, a single-port, robotically enhanced laparoscopic surgical platform. The Senhance Surgical Robotic System has received FDA 510(k) clearance and has been granted a CE Mark. For more information, visit the TransEnterix website at www.transenterix.com.

Forward-Looking Statements

This press release includes statements relating to the Senhance™ Surgical Robotic System and our current regulatory and commercialization plans for this product. These statements and other statements regarding our future plans and goals constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include whether the Senhance Surgical Robot will deliver improvement in the efficacy, value and choices offered to patients, surgeons and hospitals, whether the Senhance System will maximize value for hospitals and whether the Senhance platform grants laparoscopic surgeons robotic precision, control of surgeon’s vision and haptic feedback while minimizing procedural costs. For a discussion of the risks and uncertainties associated with TransEnterix’s business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed on March 7, 2017 and our other filings we make with the SEC. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For TransEnterix, Inc.
Investor Contact:
Mark Klausner, +1-443-213-0501
invest@transenterix.com
or
Media Contact:
Mohan Nathan, +1-919-765-8400
media@transenterix.com